Exhibit 99.1

News Release

International Paper Releases Second Quarter Earnings

Solid Results and Strong Free Cash Flow

Driven by Expanded Margins, Seasonally Strong Volumes and Good Operational Performance

MEMPHIS, Tenn. – July 25th, 2013 – International Paper (NYSE: IP) today reported second quarter 2013 net earnings attributable to common shareholders totaling $259 million ($0.57 per share) compared with net earnings of $318 million ($0.71 per share) in the first quarter of 2013 and $134 million ($0.31 per share) in the second quarter of 2012. Amounts in all periods include the impact of special items.

Diluted Earnings Per Share Attributable to International Paper Shareholders

	Second Quarter 2013	First Quarter 2013	Second Quarter 2012
Net Earnings	$0.57	$0.71	$0.31
Less – Discontinued Operations Gain	(0.05)	(0.06)	(0.04)
Net Earnings from Continuing Operations	$0.52	$0.65	$0.27
Add Back – Net Special Items Expense (Income)	0.01	(0.11)	0.19
Add Back – Non-Operating Pension Expense	0.11	0.11	0.07
Operating Earnings*	$0.64	$0.65	$0.53

*	Operating Earnings is defined as net earnings from continuing operations (GAAP) excluding special items and non-operating pension expense.

Operating Earnings were $288 million ($0.64 per share) in the second quarter of 2013, compared with $292 million ($0.65 per share) in the first quarter of 2013 and $232 million ($0.53 per share) in the second quarter of 2012.

Quarterly net sales were $7.3 billion compared with $7.1 billion in the first quarter of 2013 and $7.1 billion in the second quarter of 2012.

Business segment operating profits before special items in the second quarter of 2013 were $622 million, compared with $571 million in the first quarter of 2013.

“International Paper delivered strong results this quarter. We expanded margins and benefited from seasonally stronger volumes and solid operating performance despite higher planned maintenance outage costs” said John Faraci, Chairman and Chief Executive Officer. “As we move into the second half of the year, the company is well positioned to significantly improve earnings and free cash flow for the balance of 2013.”

SEGMENT INFORMATION

The performance of the company’s business segments are measured quarter to quarter without variations caused by special items, as management focuses on business segment operating profits excluding those items. Second quarter 2013 business segment operating profits and business trends compared with the prior quarter are as follows:

Industrial Packaging operating profits in the second quarter of 2013 were $477 million ($474 million including special items) compared with $369 million ($355 million including special items) in the first quarter of 2013. In North America, higher selling prices for boxes and containerboard, increased box shipments and lower operating costs drove improved results. In Europe, performance was weaker in challenged Western European markets.

Printing Papers operating profits were $76 million (before and after special items) in the second quarter of 2013 versus $149 million (before and after special items) in the first quarter of 2013. The earnings decrease of ($73 million) was due to significantly higher planned annual outage costs in the second quarter in North America and Europe and the establishment of a reserve ($28 million) to cover potential credit exposure related to the National Envelope bankruptcy. Brazil’s results improved compared to the first quarter due to seasonally stronger domestic volume and price.

Consumer Packaging operating profits were $52 million ($51 million including special items) in the second quarter of 2013 compared with $51 million ($7 million including special items) in the first quarter of 2013. Earnings were impacted by higher sales volumes and lower manufacturing costs in North America, offset by higher annual outage costs in both North America and Europe.

xpedx, the company’s North American distribution business, reported operating profits of $17 million (break-even including special items) in the second quarter of 2013 compared with $2 million (a loss of $5 million including special items) in the first quarter of 2013. The second quarter results reflect lower costs, partly from the business’s strategic restructuring efforts.

International Paper recorded Ilim joint venture equity losses of $34 million in the second quarter of 2013, compared with equity losses of $11 million in the first quarter of 2013. Based on a stronger dollar versus the ruble, the after-tax impact of a foreign exchange loss in the second quarter of 2013 was $23 million compared with an $11 million loss in the first quarter. The impact in both quarters was due to non-cash adjustments associated with the Ilim Group joint venture’s U.S. dollar denominated debt. Earnings were also negatively impacted by start-up costs related to two major capital projects.

Net corporate expenses, excluding non-operating pension expense, for the 2013 second quarter were $0 million compared with $22 million in the first quarter of 2013 and $3 million in the second quarter of 2012.

Effective Tax Rate

The effective tax rate before special items for the second quarter of 2013 was 30%, compared with an effective tax rate before special items of 21% in the first quarter of 2013. The primary reason for the lower first quarter rate was due to the inclusion of a benefit of approximately $35 million related to the enactment into law of The American Taxpayer Relief Act of 2012 on January 2, 2013 (the “Act”). The Act retroactively restored several expired business tax provisions including the research and experimentation credit and the Subpart F controlled foreign corporation look-through exception.

Effects of Special Items

Special items in the second quarter of 2013 included a net pre-tax gain of $4 million ($2 million after taxes) for restructuring and other charges and pre-tax charges of $14 million ($8 million after taxes) for integration costs related to the Temple-Inland acquisition. Also included are a pre-tax charge of $6 million ($4 million after taxes) for an environmental reserve related to the Company’s property in Cass Lake, Minnesota and a pre-tax charge of $9 million ($5 million after taxes) to adjust the value of two Company airplanes to fair value. In addition, a gain of $13 million (before and after taxes) was recorded for a net bargain purchase gain on the first quarter 2013 acquisition of a majority share of our Packaging operations in Turkey. Restructuring and other charges included a pre-tax gain of $30 million ($19 million after taxes) for insurance reimbursements related to the 2012 Guaranty Bank legal settlement, pre-tax charges of $17 million ($10 million after taxes) for costs associated with the restructuring of our xpedx operations, pre-tax charges of $3 million ($2 million after taxes) for debt extinguishment costs, pre-tax charges of $3 million ($2 million after taxes) for costs associated with the announced potential spin-off of the xpedx operations and charges of $3 million (before and after taxes) for other items.

Special items in the first quarter of 2013 included pre-tax charges of $59 million ($36 million after taxes) for restructuring and other charges and pre-tax charges of $12 million ($8 million after taxes) for integration costs related to the Temple-Inland acquisition. Also included are pre-tax interest income of $6 million ($4 million after taxes) and a tax benefit of $93 million both associated with the closing of a U.S. federal income tax audit and a net tax expense of $2 million related to internal restructurings. Restructuring and other charges included pre-tax charges of $44 million ($27 million after taxes) for costs related to the permanent shutdown of a paper machine at our Augusta, Georgia mill, pre-tax charges of $6 million ($4 million after taxes) for debt extinguishment costs, pre-tax charges of $7 million ($4 million after taxes) for costs associated with the restructuring of our xpedx operations and pre-tax charges of $2 million ($1 million after taxes) for other items.

Special items in the second quarter of 2012 included pre-tax charges of $21 million ($13 million after taxes) for restructuring and other charges, a pre-tax charge of $62 million ($38 million after taxes) to adjust the value of the long-lived assets of the Hueneme mill in Oxnard, California to their fair value in anticipation of its divestiture, pre-tax charges of $35 million ($22 million after taxes) for integration costs related to the Temple-Inland acquisition, pre-tax charges of $9 million ($5 million after taxes) for costs associated with the announced third-quarter 2012 divestiture of the Hueneme mill and two other containerboard mills, and pre-tax charges of $9 million ($7 million after taxes) for other items. Restructuring and other charges included pre-tax charges of $10 million ($6 million after taxes) for debt extinguishment costs, pre-tax charges of $10 million ($6 million after taxes) for costs associated with the restructuring of our xpedx operations and charges of $1 million (before and after taxes) for other items.

Discontinued Operations

Discontinued operations in the second and first quarters of 2013 and in the second quarter of 2012 included the Operating Earnings of Temple-Inland’s Building Products business. Also included are pre-tax charges of $13 million ($8 million after taxes) in the second quarter of 2013 and $4 million ($3 million after taxes) in the first quarter of 2013 for the write-off of capital investments and expenses associated with pursuing the divestiture of this business.

EARNINGS WEBCAST

The company will hold a webcast to review earnings at 9:00 a.m. EST / 8:00 a.m. CST today. All interested parties are invited to listen to the webcast live and view the slides to be presented at the webcast via the company’s Internet site at http://www.internationalpaper.com by clicking on the Investors tab and going to the presentations page. A replay of the webcast will also be available beginning approximately two hours after the call. Parties in the U.S. who wish to participate in the webcast via teleconference may dial (877) 316-2541. Those outside the U.S. should dial +1 (706) 679-8242 and ask to be connected to the International Paper second quarter earnings call. The conference ID number is 13659244. Participants should call in no later than 8:45 a.m. EST/7:45 a.m. CST. An audio-only replay will be available for four weeks following the call. To access the replay, dial +1 (404) 537-3406 or, within the U.S. only, (855) 859-2056, and when prompted for the conference ID, enter 13659244.

International Paper (NYSE: IP) is a global leader in packaging and paper with manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa. Its businesses include industrial and consumer packaging and uncoated papers, complemented by xpedx, the company’s North American distribution company. Headquartered in Memphis, Tenn., the company employs approximately 70,000 people and is strategically located in more than 24 countries serving customers worldwide. International Paper net sales for 2012 were $28 billion. For more information about International Paper, its products and stewardship efforts, visit internationalpaper.com.

Certain statements in this press release may be considered forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) the level of our indebtedness and increases in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; (v) whether we experience a material disruption at one of our manufacturing facilities; (vi) risks inherent in conducting business through a joint venture; (vii) our ability to reach a definitive agreement on a mutually acceptable transaction combining xpedx with Unisource, the receipt of governmental and other approvals and favorable rulings associated with such a transaction and the successful fulfillment or waiver of all other closing conditions for such a transaction without unexpected delays or conditions, and the successful closing of such a transaction within the estimated timeframe; and (viii) our ability to achieve the benefits we expect from all strategic acquisitions, divestitures and restructurings. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Contacts:

Media: Thomas J. Ryan, 901-419-4333; Investors: Jay Royalty, 901-419-1731 and Michele Vargas, 901-419-7287

INTERNATIONAL PAPER COMPANY

Consolidated Statement of Operations

Preliminary and Unaudited

(In millions, except per share amounts)

					Three Months
	Three Months Ended				Ended		Six Months Ended
	June 30,				March 31,		June 30,
	2013		2012		2013		2013		2012
Net Sales	$7,335		$7,077		$7,090		$14,425		$13,732

Costs and Expenses
Cost of products sold	5,414	(a)	5,270	(f)	5,220		10,634	(a)	10,254	(p)
Selling and administrative expenses	515	(b)	474	(g)	567	(j)	1,082	(n)	987	(q)
Depreciation, amortization and cost of timber harvested	396	(c)	366		379		775	(c)	728
Distribution expenses	449		448		422		871		795
Taxes other than payroll and income taxes	47		44		49		96		85
Restructuring and other charges	(4	) (d)	21	(h)	59	(k)	55	(o)	55	(r)
Net losses on sales and impairments of businesses	—		78	(i)	—		—		71	(s)
Net bargain purchase gain on acquisition of business	(13	) (e)	—		—		(13	) (e)	—
Interest expense, net	168		172		164	(l)	332	(l)	340

Earnings From Continuing Operations Before Income Taxes and Equity Earnings	363	(a-e)	204	(f-i)	230	(j-l)	593	(a,c,e,l,n,o)	417	(p-s)
Income tax (benefit) provision	94		57		(69	) (m)	25	(m)	127
Equity earnings (loss), net of taxes	(36)		(26)		(10)		(46)		18

Earnings From Continuing Operations	233	(a-e)	121	(f-i)	289	(j-m)	522	(a,c,e,l-o)	308	(p-s)
Discontinued operations, net of taxes	24		16		26		50		21

Net Earnings	$257	(a-e)	$137	(f-i)	$315	(j-m)	$572	(a,c,e,l-o)	$329	(p-s)
Less: Net earnings (loss) attributable to noncontrolling interests	(2)		3		(3)		(5)		7

Net Earnings Attributable to International Paper Company	$259	(a-e)	$134	(f-i)	$318	(j-m)	$577	(a,c,e,l-o)	$322	(p-s)

Basic Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings from continuing operations	$0.53	(a-e)	$0.27	(f-i)	$0.66	(j-m)	$1.19	(a,c,e,l-o)	$0.69	(p-s)
Discontinued operations	0.05		0.04		0.06		0.11		0.05

Net earnings	$0.58	(a-e)	$0.31	(f-i)	$0.72	(j-m)	$1.30	(a,c,e,l-o)	$0.74	(p-s)

Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings from continuing operations	$0.52	(a-e)	$0.27	(f-i)	$0.65	(j-m)	$1.18	(a,c,e,l-o)	$0.68	(p-s)
Discontinued operations	0.05		0.04		0.06		0.11		0.05

Net earnings	$0.57	(a-e)	$0.31	(f-i)	$0.71	(j-m)	$1.29	(a,c,e,l-o)	$0.73	(p-s)

Average Shares of Common Stock Outstanding - Diluted	448.5		438.2		446.1		447.9		439.3

Cash Dividends Per Common Share	$0.3000		$0.2625		$0.3000		$0.6000		$0.5250

Amounts Attributable to International Paper Common Shareholders
Earnings from continuing operations, net of tax	$235	(a-e)	$118	(f-i)	$292	(j-m)	$527	(a,c,e,l-o)	$301	(p-s)
Discontinued operations, net of tax	24		16		26		50		21

Net Earnings	$259	(a-e)	$134	(f-i)	$318	(j-m)	$577	(a,c,e,l-o)	$322	(p-s)

The accompanying notes are an integral part of this consolidated statement of operations.

(a)	Includes a pre-tax charge of $6 million ($4 million after taxes) for an environmental reserve related to the Company’s property in Cass Lake, Minnesota.
(b)	Includes a pre-tax charge of $14 million ($8 million after taxes) for integration costs associated with the acquisition of Temple-Inland.
(c)	Includes a pre-tax charge of $9 million ($5 million after taxes) to adjust the value of two Company airplanes to fair value.
(d)	Includes a pre-tax gain of $30 million ($19 million after taxes) for insurance reimbursements related to the 2012 Guaranty Bank legal settlement, a pre-tax charge of $3 million ($2 million after taxes) for debt extinguishment costs, a pre-tax charge of $17 million ($10 million after taxes) for costs associated with the restructuring of our xpedx operations, a pre-tax charge of $3 million ($2 million after taxes) for costs associated with the announced possible spin-off of the xpedx operations, and charges of $3 million (before and after taxes) for other items.
(e)	Includes a gain of $13 million (before and after taxes) related to a bargain purchase adjustment on the first-quarter 2013 acquisition of a majority share of our operations in Turkey.
(f)	Includes a charge of $2 million (before and after taxes) for an inventory write-off related to the xpedx reorganization.
(g)	Includes a pre-tax charge of $35 million ($22 million after taxes) for integration costs associated with the acquisition of Temple-Inland.
(h)	Includes a pre-tax charge of $10 million ($6 million after taxes) for debt extinguishment costs, a pre-tax charge of $10 million ($6 million after taxes) for costs associated with the restructuring of our xpedx operations and charges of $1 million (before and after taxes) for other items.
(i)	Includes a pre-tax charge of $62 million ($38 million after taxes) to adjust the long-lived assets of the Hueneme mill in Oxnard, California to their fair value in anticipation of its divestiture, a pre-tax charge of $9 million ($5 million after taxes) for costs associated with the announced third-quarter 2012 divestiture of the Hueneme mill and two other containerboard mills, a pre-tax charge of $6 million ($4 million after taxes) for an adjustment related to the sale of Shorewood, and charges of $1 million (before and after taxes) for other items.
(j)	Includes a pre-tax charge of $12 million ($8 million after taxes) for integration costs associated with the acquisition of Temple-Inland.
(k)	Includes a pre-tax charge of $44 million ($27 million after taxes) for costs associated with the permanent shutdown of a paper machine at our Augusta mill, a pre-tax charge of $6 million ($4 million after taxes) for debt extinguishment costs, a pre-tax charge of $7 million ($4 million after taxes) for costs associated with the restructuring of our xpedx operations, and pre-tax charges of $2 million ($1 million after taxes) for other items.
(l)	Includes interest income of $6 million ($4 million after taxes) related to the closing of a U.S. federal income tax audit.
(m)	Includes a tax benefit of $93 million associated with the closing of a U.S. federal income tax audit and a net tax expense of $2 million related to internal restructurings. In addition, the first quarter tax rate includes a benefit of approximately $35 million related to the enactment into law of The American Taxpayer Relief Act of 2012 in January 2013.
(n)	Includes a pre-tax charge of $26 million ($16 million after taxes) for integration costs associated with the acquisition of Temple-Inland.
(o)	Includes a pre-tax gain of $30 million ($19 million after taxes) for insurance reimbursements related to the 2012 Guaranty Bank legal settlement, a pre-tax charge of $9 million ($6 million after taxes) for debt extinguishment costs, a pre-tax charge of $24 million ($14 million after taxes) for costs associated with the restructuring of our xpedx operations, a pre-tax charge of $3 million ($2 million after taxes) for costs associated with the announced possible spin-off of our xpedx operations, a pre-tax charge of $45 million ($28 million after taxes) for costs associated with the permanent shutdown of a paper machine at our Augusta mill, and pre-tax charges of $4 million ($3 million after taxes) for other items.
(p)	Includes a pre-tax charge of $20 million ($12 million after taxes) related to the write-up of the Temple-Inland inventories to fair value and a charge of $4 million (before and after taxes) for an inventory write-off related to the xpedx reorganization.
(q)	Includes a pre-tax charge of $78 million ($55 million after taxes) for integration costs associated with the acquisition of Temple Inland.
(r)	Includes a pre-tax charge of $26 million ($16 million after taxes) for debt extinguishment costs, and a pre-tax charge of $29 million ($20 million after taxes) for costs associated with the restructuring of our xpedx operations.
(s)	Includes a pre-tax charge of $62 million ($38 million after taxes) to adjust the long-lived assets of the Hueneme mill in Oxnard, California to their fair value in anticipation of its divestiture, a pre-tax charge of $9 million ($5 million after taxes) for costs associated with the announced third-quarter 2012 divestiture of the Hueneme mill and two other containerboard mills, a pre-tax gain of $1 million ($2 million after taxes) for adjustments related to the sale of the Shorewood business and charges of $1 million (before and after taxes) for other items.

International Paper Company

Reconciliation of Operating Earnings to Net Earnings

Attributable to International Paper Company

Preliminary and Unaudited

(In millions except for per share amounts)

	Three Months Ended				Three Months Ended	Six Months Ended
	June 30,				March 31,	June 30,
	2013		2012		2013	2013	2012

Operating Earnings	$288		$232		$292	$580	$504

Non-Operating Pension	(51)		(29)		(51)	(102)	(54)
Special Items	(2	) (a)	(85	) (b)	51 (c)	49 (d)	(149	) (e)

Earnings from Continuing Operations	235		118		292	527	301
Discontinued operations	24		16		26	50	21

Net Earnings as Reported	$259		$134		$318	$577	$322

	Three Months Ended				Three Months Ended	Six Months Ended
	June 30,				March 31,	June 30,
Diluted Earnings per Common Share	2013		2012		2013	2013	2012

Operating Earnings Per Share	$0.64		$0.53		$0.65	$1.30	$1.14

Non-Operating Pension	(0.11)		(0.07)		(0.11)	(0.23)	(0.12)
Special Items	(0.01)		(0.19)		0.11	0.11	(0.34)

Continuing Operations	0.52		0.27		0.65	1.18	0.68
Discontinued operations	0.05		0.04		0.06	0.11	0.05

Diluted Earnings per Common Share as Reported	$0.57		$0.31		$0.71	$1.29	$0.73

Notes:

(a)	See footnotes (a) - (e) on the Consolidated Statement of Operations
(b)	See footnotes (f) - (i) on the Consolidated Statement of Operations
(c)	See footnotes (j) - (m) on the Consolidated Statement of Operations
(d)	See footnotes (a), (c), (e), and (l) - (o) on the Consolidated Statement of Operations
(e)	See footnotes (p) - (s) on the Consolidated Statement of Operations

(1) The Company calculates Operating Earnings by excluding the after-tax effect of non-operating pension expense and items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.

(2) Since diluted earnings per share are computed independently for each period, six-month per share amounts may not equal the sum of the respective quarters.

International Paper

Sales and Earnings by Industry Segment

Preliminary and Unaudited

(In Millions)

Sales by Industry Segment

	Three Months		Three Months	Six Months
	Ended		Ended	Ended
	June 30,		March 31,	June 30,
	2013	2012	2013	2013	2012
Industrial Packaging	$3,780	$3,450	$3,560	$7,340	$6,565
Printing Papers	1,540	1,510	1,540	3,080	3,070
Consumer Packaging	855	780	830	1,685	1,590
Distribution	1,405	1,500	1,385	2,790	2,975
Corporate and Inter-segment Sales	(245)	(163)	(225)	(470)	(468)

Net Sales	$7,335	$7,077	$7,090	$14,425	$13,732

Operating Profit by Industry Segment

	Three Months			Three Months		Six Months
	Ended			Ended		Ended
	June 30,			March 31,		June 30,
	2013		2012	2013		2013		2012
Industrial Packaging	$474	(1)	$260 (4)	$355	(1)	$829	(1)	$475	(4)
Printing Papers	76		104 (5)	149		225		250	(5)
Consumer Packaging	51	(2)	57 (6)	7	(2)	58	(2)	160	(6)
Distribution	—	(3)	5 (7)	(5	) (3)	(5	) (3)	3	(7)

Operating Profit	601		426	506		1,107		888

Interest expense, net	(168)		(172)	(164	) (8)	(332	) (8)	(340)
Noncontrolling interest/equity earnings adjustment (9)	4		4	—		4		8
Corporate items, net	—		(3)	(22)		(22)		(35)
Restructuring and other charges	9		(9)	(6)		3		(25)
Net gains (losses) on sales and impairments of businesses	—		—	—		—		—
Non-operating pension expense	(83)		(42)	(84)		(167)		(79)

Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	$363		$204	$230		$593		$417

Equity Earnings in Ilim Holdings S.A., Net of Taxes	$(34)		$(25)	$(11)		$(45)		$15

(1)	Includes charges of $14 million and $12 million for the three months ended June 30, 2013 and March 31, 2013, respectively, and a charge of $26 million for the six months ended June 30, 2013 for integration costs associated with the acquisition of Temple-Inland, gains of $13 million and $1 million for the three months ended June 30, 2013 and March 31, 2013, respectively, and a gain of $14 million for the six months ended June 30, 2013 for a bargain purchase adjustment on the first quarter 2013 acquisition of a majority share of our operations in Turkey, and charges of $2 million and $3 million for the three months ended June 30, 2013 and March 31, 2013, respectively, and $5 million for the six months ended June 30, 2013 for other items.
(2)	Includes charges of $1 million and $44 million for the three months ended June 30, 2013 and March 31, 2013, respectively, and a charge of $45 million for the six months ended June 30, 2013 for costs associated with the permanent shutdown of a paper machine at our Augusta mill.
(3)	Includes charges of $17 million and $7 million for the three months ended June 30, 2013 and March 31, 2013, respectively, and a charge of $24 million for the six months ended June 30, 2013 for costs associated with the restructuring of the Company’s xpedx operation.
(4)	Includes a charge of $62 million for the three months and six months ended June 30, 2012 to adjust the value of the long-lived assets of the Hueneme mill in Oxnard, California to their fair value in anticipation of its divestiture, charges of $35 million for the three months ended June 30, 2012 and $78 million for the six months ended June 30, 2012 for integration costs associated with the Temple-Inland acquisition, charges of $9 million for the three months and six months ended June 30, 2012 for costs associated with the announced third-quarter 2012 divestiture of the Hueneme mill and two other containerboard mills, a charge of $1 million for the three months and six months ended June 30, 2012 related to the closure of the Etienne mill in France, and a charge of $20 million for the six months ended June 30, 2012 related to the write-up of the Temple-Inland inventory to fair value.
(5)	Includes a loss of $2 million for the three months ended June 30, 2012 and a loss of $1 million for the six months ended June 30, 2012 related to the acquisition of the majority interest in Andhra Pradesh Paper Mills Limited.
(6)	Includes a loss of $6 million for the three months ended June 30, 2012 and a gain of $1 million for the six months ended June 30, 2012 for adjustments related to the sale of the Shorewood business.
(7)	Includes charges of $12 million for the three months ended June 30, 2012 and $33 million for the six months ended June 30, 2012 for costs associated with the restructuring of the Company’s xpedx operation.
(8)	Includes a gain of $6 million for interest related to the settlement of an IRS tax audit.
(9)	Operating profits for industry segments include each segment’s percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

International Paper Company

Reconciliation of Operating Profit to Operating Profit Before Special Items

(In millions)

	Three Months Ended June 30, 2013
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total

Operating Profit Before Special Items	$477	$76	$52	$17	$622

Special Items (a)	(3)	—	(1)	(17)	(21)

Operating Profit as Reported	$474	$76	$51	$—	$601

	Three Months Ended June 30, 2012
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total

Operating Profit Before Special Items	$367	$106	$63	$17	$553

Special Items (b)	(107)	(2)	(6)	(12)	(127)

Operating Profit as Reported	$260	$104	$57	$5	$426

	Three Months Ended March 31, 2013
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total

Operating Profit Before Special Items	$369	$149	$51	$2	$571

Special Items (a)	(14)	—	(44)	(7)	(65)

Operating Profit as Reported	$355	$149	$7	$(5)	$506

	Six Months Ended June 30, 2013
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total

Operating Profit Before Special Items	$846	$225	$103	$19	$1,193

Special Items (a)	$(17)	$—	$(45)	$(24)	$(86)

Operating Profit as Reported	$829	$225	$58	$(5)	$1,107

	Six Months Ended June 30, 2012
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total

Operating Profit Before Special Items	$645	$251	$159	$36	$1,091

Special Items (b)	(170)	(1)	1	(33)	(203)

Operating Profit as Reported	$475	$250	$160	$3	$888

(a)	See footnotes (1) - (3) on Sales and Earnings by Industry Segment
(b)	See footnotes (4) - (7) on Sales and Earnings by Industry Segment

(1) The Company calculates Operating Profit Before Special Items by excluding the pre-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.

International Paper

Sales Volume by Product (1)

Preliminary and Unaudited

International Paper Consolidated

	Three Months		Three Months	Six Months
	Ended		Ended	Ended
	June 30,		March 31,	June 30,
	2013	2012	2013	2013	2012
Industrial Packaging (In thousands of short tons)
Corrugated Packaging (2)	2,679	2,795	2,549	5,228	5,257
Containerboard (2)	861	828	858	1,719	1,577
Recycling	580	597	581	1,161	1,134
Saturated Kraft	49	45	40	89	83
Gypsum /Release Kraft (2)	36	31	30	66	52
Bleached Kraft	40	32	31	71	55
European Industrial Packaging (3)	332	260	339	671	526
Asian Box	101	100	100	201	198
Brazilian Packaging (4)	82	0	41	123	0

Industrial Packaging	4,760	4,688	4,569	9,329	8,882

Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	624	637	630	1,254	1,322
European & Russian Uncoated Papers	366	311	329	695	622
Brazilian Uncoated Papers	279	295	264	543	569
Indian Uncoated Papers	57	47	60	117	126

Uncoated Papers	1,326	1,290	1,283	2,609	2,639

Market Pulp (5)	427	356	432	859	741

Consumer Packaging (In thousands of short tons)
North American Consumer Packaging	410	388	369	779	761
European Coated Paperboard	90	88	91	181	185
Asian Coated Paperboard	338	240	360	698	477

Consumer Packaging	838	716	820	1,658	1,423

(1)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.
(2)	Includes Temple-Inland volumes from date of acquisition in February 2012.
(3)	Includes volumes for Turkish box plants beginning in Q1 2013 when a majority ownership was acquired
(4)	Includes volumes for Brazil Packaging from date of acquisition in mid-January 2013
(5)	Includes North American, European and Brazilian volumes and internal sales to mills.

INTERNATIONAL PAPER COMPANY

Consolidated Balance Sheet

Preliminary and Unaudited

(In Millions)

	June 30,	December 31,
	2013	2012
Assets

Current Assets
Cash and Temporary Investments	$1,205	$1,302
Accounts and Notes Receivable, Net	3,946	3,562
Inventories	2,745	2,730
Deferred Income Tax Assets	322	323
Assets held for sale	774	759
Other	276	229

Total Current Assets	9,268	8,905

Plants, Properties and Equipment, Net	13,838	13,949
Forestlands	578	622
Investments	730	887
Financial Assets of Special Purpose Entities	2,118	2,108
Goodwill	4,437	4,315
Deferred Charges and Other Assets	1,576	1,367

Total Assets	$32,545	$32,153

Liabilities and Equity

Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$1,068	$444
Liabilities held for sale	54	44
Accounts Payable and Accrued Liabilities	4,555	4,510

Total Current Liabilities	5,677	4,998

Long-Term Debt	9,057	9,696
Nonrecourse Financial Liabilities of Special Purpose Entities	2,040	2,036
Deferred Income Taxes	3,137	3,026
Pension Benefit Obligation	4,089	4,112
Postretirement and Postemployment Benefit Obligation	453	473
Other Liabilities	1,067	1,176

Equity
Invested Capital	2,740	2,642
Retained Earnings	3,967	3,662

Total Shareholders’ Equity	6,707	6,304

Noncontrolling interests	318	332

Total Equity	7,025	6,636

Total Liabilities and Equity	$32,545	$32,153

INTERNATIONAL PAPER COMPANY

Consolidated Statement of Cash Flows

Preliminary and Unaudited

(In Millions)

	Six Months Ended
	June 30,
	2013	2012
Operating Activities
Net earnings	$572	$329
Discontinued operations, net of taxes and noncontrolling interests	(50)	(21)

Earnings from continuing operations	$522	$308
Depreciation, amortization and cost of timber harvested	775	728
Deferred income tax expense (benefit), net	36	110
Restructuring and other charges	55	55
Pension plan contribution	(31)	(44)
Net (gains) losses on sales and impairments of businesses	—	71
Net bargain purchase gain on acquisition of business	(13)	—
Equity (earnings) loss, net	46	(18)
Periodic pension expense, net	279	170
Other, net	(36)	(16)
Changes in current assets and liabilities
Accounts and notes receivable	(334)	276
Inventories	(32)	33
Accounts payable and accrued liabilities	78	(243)
Interest payable	(17)	20
Other	(89)	(39)

Cash Provided By (Used For) Operations - Continuing Operations	1,239	1,411
Cash Provided By (Used For) Operations - Discontinued Operations	40	(36)

Cash Provided by (Used For) Operations	1,279	1,375

Investment Activities
Invested in capital projects - continuing operations	(488)	(705)
Acquisitions, net of cash acquired	(501)	(3,734)
Proceeds from divestitures	—	5
Other	(61)	(93)

Cash Provided By (Used For) Investment Activities - Continuing Operations	(1,050)	(4,527)
Cash Provided By (Used For) Investment Activities - Discontinued Operations	(3)	(53)

Cash Provided By (Used For) Investment Activities	(1,053)	(4,580)

Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(51)	(35)
Issuance of common stock	243	21
Issuance of debt	168	1,919
Reduction of debt	(160)	(1,135)
Change in book overdrafts	(79)	(46)
Dividends paid	(266)	(229)
Redemption of preferred securities	(150)	—
Other	(12)	(37)

Cash Provided By (Used for) Financing Activities	(307)	458

Effect of Exchange Rate Changes on Cash	(16)	(19)

Change in Cash and Temporary Investments	(97)	(2,766)
Cash and Temporary Investments
Beginning of the period	1,302	3,994

End of the period	$1,205	$1,228